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                                                                   EXHIBIT 99.02



                               STATE OF LOUISIANA
                              GAMING CONTROL BOARD

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         IN THE MATTER OF JAZZ CASINO COMPANY, L.L.C. ("JCC") FINANCIAL
          STABILITY CERTIFICATION UNDER SECTION 9.5 OF THE AMENDED AND
                     RENEGOTIATED CASINO OPERATING CONTRACT

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                                   RESOLUTION

     On the 19th day of September, 2000, the Louisiana Gaming control Board ("Board") did in a public meeting consider the issue of Jazz Casino Company's ("JCC") financial stability under Section 9.5 of the Amended and Renegotiated Casino Operating Contract ("COC"), and upon motion duly made and seconded the Board passed the following Resolutions:

1. BE IT RESOLVED by the Board that the Board finds that JCC has committed a default under Section 9.5(c) of the COC, in that it has failed to demonstrate by clear and convincing evidence that it (JCC) has the continuing ability to pay, exchange, refinance or extend its debt that will mature or otherwise become due and payable during the twelve month period that commenced on July 1, 2000.

2. BE IT FURTHER RESOLVED by the Board that the Chairman be and he hereby is empowered to issue a Notice of default as set forth in Section 9.5(e) of the COC notifying JCC that the Board finds that a default has occurred under to Section 9.5(c) of the COC and that JCC has a six month period to cure the default after receipt of the Notice.

3. BE IT FURTHER RESOLVED by the Board that the Chairman be and he hereby is empowered to issue such other notices or directives and take such other action as he deems necessary and proper to enforce the terms of the COC.

THUS DONE AND SIGNED IN BATON ROUGE, LOUISIANA, THIS 19TH DAY OF SEPTEMBER,
2000.



                                        /s/ HILLARY J. CRAIN
                                        -------------------------------------
                                        HILLARY J. CRAIN, CHAIRMAN
                                        LOUISIANA GAMING CONTROL BOARD

ATTEST:


                                        /s/ ROBERT M. FLEMING
                                        -------------------------------------
                                        ROBERT M. FLEMING, VICE-CHAIRMAN
                                        LOUISIANA GAMING CONTROL BOARD